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                                                                   EXHIBIT 10.10




                            SHAREHOLDERS' AGREEMENT


       THIS AGREEMENT (the "AGREEMENT") is made as of the 12th day of November, 1997 by and among Roy J. Moore of Arlington, Texas ("ROY"); Thomas F. "Fred" Moore of Arlington, Texas ("FRED"); Carl J. Moore of Arlington, Texas ("CARL") (collectively, the "MOORES") and FWT Acquisition, Inc., a Delaware corporation ("PURCHASER"), for the purposes of Articles V and VI and Sections 2.1 and 2.2 only, Baker Communications Fund, L.P., a Delaware limited partnership, ("BAKER"), FWT, Inc., a Texas corporation (the "COMPANY"). The Moores and Purchaser are sometimes referred to collectively herein as the "SHAREHOLDERS".


                             PRELIMINARY STATEMENTS

       The parties desire to enter into this Agreement to govern certain aspects of their relationship in respect of the matters set forth herein.

       NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the parties hereto intending to be legally bound hereby, now agree as follows:


                             STATEMENT OF AGREEMENT


                                   ARTICLE I.
                          SHAREHOLDINGS AND GOVERNANCE

1.1. Shareholdings. As of the date hereof and after giving effect to certain redemption and repurchase transactions regarding the Company's outstanding capital stock completed on the date hereof, the issued and outstanding shares of capital stock of the Company (collectively, the "SHARES" and individually, the "SHARE") are as set forth in Schedule 1.1 attached hereto.

1.2. Board of Directors of the Company. The board of directors of the Company (the "BOARD") shall be those individuals elected in accordance with applicable law. The initial Board shall be as follows:
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                                 John C. Baker
                                 Edward W. Scott
                                 Lorenzo Bettino
                                 Roy J. Moore

For so long as either (i) Roy is Chief Executive Officer of the Company or (ii) the Moores collectively own not less than five percent (5%) of the Shares (the "INITIAL PERIOD"), Purchaser agrees to vote its shares in favor of the election of Roy to the Board and to cause Roy to be appointed to the Board's compensation committee. Notwithstanding the foregoing, in the event that Roy's employment with the Company is terminated for "cause" under the employment agreement of even date herewith, Purchaser shall no longer be required to vote its shares in favor of the election of Roy to the Board or to cause his appointment to the compensation committee.

1.3. Officers of the Company. The officers of the Company shall be those individuals designated by the board of directors from time to time subject to the terms of certain Employment Agreements between the Company and those individuals designated below. The initial senior executive officers of the Company shall include:

       Roy J. Moore                President and Chief Executive Officer
       Carl J. Moore               Vice President
       Thomas F. "Fred" Moore      Vice President

1.4. Supermajority Vote of Directors. During the Initial Period, the Company shall not enter into any contract, agreement or arrangement with any Shareholder or any Affiliate of any Shareholder, whether in the ordinary course of business or otherwise (a "RELATED PARTY TRANSACTION"), without the unanimous consent of the Board, which consent shall not be unreasonably withheld or delayed provided that the proposed Related Party Transaction is no less favorable to the Company than could be obtained from a comparable unrelated third party. In the event that any Board member fails to vote in favor of any Related Party Transaction presented to the Board, the reasons for such "no vote" or abstention shall be stated for the meeting record in reasonable detail and shall be duly recorded in the minutes of such meeting. Notwithstanding any other provision of this Agreement, in no event shall any of the following (or any amendment or restatement or substitution arrangement relating to any of the following) be deemed a Related Party Transaction: (i) the payment by the Company of any fees or expenses to be paid by the Company pursuant to the express terms of a Stock Purchase and Redemption Agreement; (ii) reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors, employees or consultants of the Company as determined in good faith by the Board; (iii) the two million dollar ($2,000,000) financial advisory services fee payable to Baker Capital Corp. ("Baker Capital") or its Affiliates; (iv) the ongoing oversight and monitoring fees payable to Baker Capital or its Affiliates contemplated by the Financial Advisory Services Agreement of even date herewith; and (v) any indemnity or expense reimbursement of Baker Capital and/or its Affiliates pursuant to any such agreement or arrangement. For purposes hereof the term "AFFILIATE" with respect to a Person means





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any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person. For the purposes of this definition, control means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract, or otherwise. Control shall be presumed by an individual that is a director or executive officer, a Person, or a Person that beneficially owns more than 10% of any class of securities of such Person having general voting rights. For greater certainty, during the period after the Closing and prior to the expiration of the Initial Period, Purchaser and Baker Communications Fund, L.P. shall be considered Affiliates of Company for so long as Purchaser controls Company.


                                  ARTICLE II.
                         REPRESENTATIONS AND WARRANTIES

2.1. Representations and Warranties of Shareholders and Baker. Each Shareholder and Baker, severally but not jointly, hereby represents and warrants to each other and to the Company that the following are true, correct and complete, as of the date hereof:

       (a) Capacity of Individual Shareholder. Each Shareholder that is an individual possesses the requisite legal capacity and the right to execute, deliver, and perform this Agreement and the relevant documents pertaining hereto, to which such Shareholder is a party, without obtaining any approval or giving any notice.

       (b) Capacity of Corporate Shareholder. Purchaser is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, and is qualified to transact business as a foreign corporation in each jurisdiction where such qualification is required.

       (c) Capacity of Baker. Baker is a limited partnership duly organized, validly existing under the laws of the State of Delaware, and is qualified to transact business in each jurisdiction where such qualification is required.

       (d) Power and Authority. Each Shareholder and Baker possesses the power and authority to execute, deliver, and perform this Agreement, without obtaining any approval or giving any notice, other than any approvals and other consents which it has properly obtained prior to the execution hereof.

       (e) Execution, Delivery, and Enforceability. Each of the Shareholders and Baker has duly executed and delivered this Agreement and this Agreement constitutes a valid, legal, and binding obligation of each, enforceable against it in accordance with its terms, subject to any Law Affecting Creditors' Rights, as defined in the Stock Purchase and Redemption Agreement of even date herewith among the Shareholders and the Company (the "Purchase and Redemption Agreement").

2.2. Company's Representations and Warranties. Company hereby represents and warrants to the Shareholders that the following are true, correct, and complete, as of the date hereof:





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       (a)    Organization.  Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Texas and is qualified to transact business as a foreign corporation in each jurisdiction where such qualification is required.

       (b) Power and Authority. Company possesses the corporate power and authority to execute, deliver, and perform this Agreement, without obtaining any approval or giving any notice, other than the approval of the Board, which it has properly obtained.

       (c) Execution, Delivery, and Enforceability. Company has duly authorized, executed, and delivered this Agreement, and this Agreement constitutes a valid, legal, and binding obligation of Company, enforceable against Company in accordance with its terms, subject to any Law Affecting Creditors' Rights, as defined in the Purchase and Redemption Agreement.

       (d) Consents. Company's execution, delivery, and performance of this Agreement does not require Purchaser to obtain any approval or consent from any person, make any filing with any person, or give any notice to any person, other than any approvals and other consents which it has properly obtained prior to the execution hereof.


                                  ARTICLE III.
                        GENERAL MATTERS RELATING TO THE
                   HOLDING OF SHARES AND PERMITTED TRANSFERS

3.1. Restrictions on Pledges and Transfers. During the term of this Agreement, none of the Shareholders shall sell, exchange, or otherwise transfer, or in the case of the Moores, pledge (other than any pledge required in connection with the consummation of the transactions contemplated by the Purchase and Redemption Agreement) (collectively, a "TRANSFER") any Shares now or hereafter held by such Shareholder except in accordance with this Agreement. A purported Transfer of any Shares in violation of this Agreement shall not be valid and the Company shall not register any such Transfer on the securities register of the Company, nor shall any voting rights attaching to or relating to such Shares be exercised, nor shall any purported exercise of such voting rights be valid or effective, nor shall any dividend or distribution be paid or made on such Shares.

3.2. Transfers by a Shareholder to a Related Party. A Shareholder (the "TRANSFERRING SHAREHOLDER") may Transfer all or any of the Shares held by such Shareholder to an Affiliate of such Shareholder (the "RELATED PARTY") provided that:

       (i) the Related Party is controlled by the Transferring Shareholder or by the same person who controls the Transferring Shareholder; and

       (ii) the Related Party signs this Agreement and agrees to be bound by the terms hereof, as if the Related Party were an original signatory hereto.

3.3 Transfers to Members of Family Group. Any of the Moores may transfer all or any of the Shares held by such Person to such Person's spouse and descendants (whether natural or adopted) and to any trust created solely for the benefit of such Person and/or such Person's spouse and/or





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descendants (such Person's spouse and descendants and any such trust is hereinafter referred to as such Person's "FAMILY GROUP"); provided that the Family Group member to whom such Transfer is made signs this Agreement and agrees to be bound by the terms hereof, as if such Family Group member were an original signatory hereto. Any Family Group member to whom any such Transfer is made shall be entitled to all rights and benefits under this Agreement that were available to the transferring Shareholder.

3.4. Pledge of Shares by Moores. Any of Roy, Carl or Fred may mortgage, hypothecate, pledge or grant a security interest in his Shares as security for a bona fide loan from a financial institution reasonably acceptable by unanimous vote to the Board (a "PERMITTED LENDER"); provided that, the Permitted Lender agrees to be bound by the terms of this Agreement as fully as if the Permitted Lender were an original signatory hereto.

3.5. Notation on Share Certificates. All share certificates representing Shares shall have the following statement conspicuously noted thereon:

              The securities represented by this certificate have not been registered under the Securities Act of 1933 or under any State securities laws (the "Acts") and the securities may not be sold, transferred or otherwise disposed of without registration under the applicable Acts unless an exemption from registration is available. By its acquisition of the securities represented hereby, the holder agrees that it is acquiring such securities for investment and not with a view to, or for sale in connection with, the public distribution thereof. In addition, such shares are subject to a Shareholders' Agreement dated the 12th of November, 1997 between the parties thereto, as the same may be amended from time to time, and such shares may not be dealt with except in accordance with the provisions thereof.

Any certificates that may be issued in the future representing securities issued by the Company which may be convertible into Shares or evidencing a right to acquire Shares shall contain a statement substantially to the same effect.

3.6. Rights of First Refusal. The Shareholders shall have the following rights of first refusal:

       (a) Moores to Give First Refusal Notice. If at any time any of the Moores (a "SELLING SHAREHOLDER") has received and wishes to accept a bona fide offer (the "OFFER") from a third party (the "OFFEROR") for all or part of its Shares, it shall give notice thereof (the "FIRST REFUSAL NOTICE") to each of the other Shareholders and the Company. The First Refusal Notice shall state the number of Shares that the Selling Shareholder wishes to sell (the "OPTIONED SHARES"), all material terms of the Offer, the name of the Offeror, and certification from the Selling Shareholder affirming that the Offer is bona fide and that the description thereof is true and correct, and that the Offeror has stated that it will purchase the Optioned Shares if the rights of first refusal herein described are not exercised.





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       (b)    Moores May Give Notice of Acceptance.  Each of the Moores other than the Selling Shareholder (the "NON-SELLING MOORES") shall have the right exercisable by notice (a "MOORE ACCEPTANCE NOTICE") given to the Selling Shareholder, the Company and the Purchaser within twenty (20) days after receipt of the First Refusal Notice, to agree that it will purchase its ratable portion of the Optioned Shares, or such greater amount in the event that the other Non-Selling Moore does not elect to purchase its full ratable portion. If a Non-Selling Moore does not submit a Moore Acceptance Notice within the twenty
(20) day period set forth in this Section, such Non-Selling Moore shall be deemed to have rejected the offer to purchase any portion of the Optioned Shares.

       (c) Purchaser May Next Give Notice of Acceptance. In the event that the Non-Selling Moores, or either of them, do not elect to purchase all of the Optioned Shares, then Purchaser shall have the right, exercisable by notice (the "PURCHASER ACCEPTANCE NOTICE") given to the Selling Shareholder, the Company and the Non-Selling Moores within ten (10) days after receipt or lapse of the Moore Acceptance Notice, to agree that it will purchase all but not less than all of the remaining Optioned Shares. If no Purchaser Acceptance Notice is submitted within the ten (10) day period set forth in this Section, Purchaser shall be deemed to have rejected the offer to purchase any Optioned Shares.

       (d) Failure to Elect to Purchase All Optioned Shares. If all of the Optioned Shares have not been accepted by the Non-Selling Moores and/or the Purchaser prior to delivery or lapse of the last notice of acceptance contemplated hereby, then any Moore Acceptance Notice or Purchaser Acceptance Notice shall be void and of no effect, and the Selling Shareholder shall be entitled to complete the proposed sale at any time in the ninety (90) day period commencing on the date of the First Refusal Notice, but only upon the terms which are substantially identical to, and in any event are no less favorable in any material respect to, the Selling Shareholder than those set forth in the First Refusal Notice. If no such sale is completed in such ninety
(90) day period, the provisions hereof shall apply again to any proposed sale of the Optioned Shares.

       (e) Closing of Right of First Refusal Purchase. If any Non-Selling Moore and/or Purchaser exercises the right to purchase Optioned Shares as provided herein, the purchase of such Optioned Shares shall be completed within the ninety (90) day period commencing on the date of delivery of the First Refusal Notice.

3.7. Procedure for Disclosing Confidential Information to Prospective Purchaser of Shares. Prior to a public offering of securities of the Company (a "PUBLIC OFFERING"), if any Shareholder wishes to make a permitted Transfer of any of its Shares, the Selling Shareholder may only provide information related to the Company to the prospective Purchaser if the prospective purchaser has executed, entered into and delivered to the Company a confidentiality agreement reasonably acceptable to the Board (excluding the Selling Shareholder, if applicable).

3.8. Governmental Approvals. Notwithstanding any other provision of this Agreement, if the approval of any governmental authority is required with respect to the transfer of Shares pursuant to the provisions of this Agreement, then the parties to the transaction, and the Company whether or not it is a party, shall reasonably collaborate in the diligent prosecution of any requisite application.





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The Selling Shareholder shall be responsible for the costs of any such application arising from the transfer of Shares.

                                  ARTICLE IV.

           PREEMPTIVE RIGHTS, TAGALONG RIGHTS, CARRY ALONG OBLIGATIONS AND
                             REGISTRATION RIGHTS

4.1. Preemptive Rights. In the event that during the Rights Period (as defined in Section 4.2 hereof) the Company proposes to issue (an "ISSUANCE") additional shares of its capital stock other than pursuant to a duly authorized option plan, each of the Shareholders shall have the preemptive right (upon the same conditions applicable in the Issuance) to acquire additional shares of such securities so as to prevent dilution of its percentage ownership interest immediately prior to such Issuance. The parties acknowledge that notwithstanding the foregoing, in no event shall the Company, without the written consent of Purchaser, issue additional shares of its capital stock if the result thereof would be to reduce the ownership interest of Purchaser in the Company to less than eighty percent (80%).

4.2. Tagalong Rights. Except as otherwise expressly provided herein and for so long as the Moores collectively own not less than five percent (5%) of the issued and outstanding shares of the Company (the "RIGHTS PERIOD"):

       (a) Other than pursuant to a public offering of its securities by Purchaser, Purchaser shall not transfer to any party that is not a Related Party of the Purchaser (the "TAG ALONG TRANSFEREE"), any of its Shares, unless the terms and conditions of such Transfer to the Tag Along Transferee shall also include an offer to purchase from each of the Moores a ratable portion of their Shares at the same price per Share and on the same terms as the offer made by the Tag Along Transferee to the Purchaser (the "TAG ALONG RIGHT").

       (b) Each of the Moores shall be entitled to sell to the Tag Along Transferee the number of Shares held by such person equaling the number derived as follows:

                          (X) times (A divided by B)

where X equals the number of Shares then owned by such person, A equals the total number of Shares to be transferred by Purchaser to the Tag Along Transferee and B equals the total number of Shares then owned by Purchaser.

       (c) Purchaser shall notify the Moores not less than twenty (20) days prior to the date of any proposed Transfer of Shares subject to the Tag Along Right. Such notice (the "TAG ALONG NOTICE") shall set forth: (i) the name and address of the Tag Along Transferee, (ii) the number of Shares proposed to be transferred thereto, (iii) the date on which such Transfer is proposed to be effected, and (iv) the proposed amount and form of consideration and all terms and conditions of payment offered by such Tag Along Transferee ("TAG ALONG TERMS"). The Tag Along Notice shall also contain a certification from an officer of Purchaser that the description of the terms of such





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transfer set forth in such Tag Along Notice is accurate, that such Transfer is bona fide and that Purchaser has informed the applicable Tag Along Transferee of the Tag Along Right.

       (d) In order to exercise its Tag Along Right, any of Roy, Fred or Carl must send written notice to Purchaser and the Company (the "EXERCISE NOTICE"), within fifteen (15) days following the receipt of the Tag Along Notice. The Exercise Notice shall state the number of Shares that such person wishes to transfer to the Tag Along Transferee subject to the maximum number of Shares calculated pursuant hereto.

       (e) Upon delivery of its Exercise Notice, such person shall be obligated to sell to the Tag Along Transferee on the Tag Along Terms the number of Shares set forth in the Exercise Notice; provided, however, that Purchaser shall not consummate the sale of any of its Shares to the Tag Along Transferee if the Tag Along Transferee does not purchase all of the Shares referenced in the Tag Along Notice and in the Exercise Notices applicable thereto. If after the expiration of the ten (10) day period referred to above none of the Moores shall have sent an Exercise Notice, then Purchaser shall have the right for a ninety (90) day period from the date of the Tag Along Notice to transfer the number of Shares referenced in the Tag Along Notice to the Tag Along Transferee on the Tag Along Terms without further notice to the Moores.

4.3. Carry-Along Obligations. If at any time during the Rights Period, Shareholders holding, in the aggregate, at least 80% of the outstanding Shares of the Company approve a proposed sale of all of the Shares of the Company, and the Company has, or such Shareholders have, obtained a fairness opinion from a reasonably acceptable independent investment banking firm or valuation firm of national standing as to the value of the Company (the "FAIR VALUE"), and the proposed sale is within the range of Fair Value as set forth in such fairness opinion, then all of the Shareholders of the Company shall agree to sell and shall sell their Shares pursuant to any offer to purchase all, but not less than all, of the Shares of the Company during a period not more than ninety
(90) days after the date of such fairness opinion for an amount on a per Share basis not less than the Fair Value of such Shares as determined by such firm.

4.4. Participation by Shareholders in Public Offering by the Company. Each of the Moores and the Purchaser shall have the registration rights set forth in the Registration Rights Agreement by and among the Moores, Purchaser and the Company of even date herewith, as the same may be amended from time to time.

4.5 Demand Right. At any time after the effective date of Purchaser's first registration statement under the Securities Act of 1933 registering the issuance or sale of its Common Stock, upon the written request of any Moore, the Company will, at its sole expense, effect the registration of all of such Moore's Shares under the Securities Act of 1933 and all applicable state 'blue sky' laws. A registration requested pursuant to this Section 4.5 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective (unless a substantial cause of the failure of such registration statement to become effective shall be attributable to a Moore whose Shares were to have been included in such registration statement), (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Securities Exchange Commission or other governmental agency or court for any reason, result in a failure to consummate the offering of Shares offered





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thereby, (iii) if after a registration statement with respect thereto has become effective, the offering of Shares offered thereby is not consummated due to factors beyond the control of the Moores, including, without limitation in the context of a proposed firm commitment underwriting, the fact that the underwriters have advised the holders of such Shares that such Shares cannot be sold at a net price equal to or above the net price anticipated at the time of filing of the preliminary prospectus or (iv) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied (unless a substantial cause of such conditions to closing not being satisfied shall be attributable to a Moore whose Shares were included in such registration statement).


                                   ARTICLE V.
             CERTAIN TRANSACTIONS INVOLVING SECURITIES OF PURCHASER

5.1 Certain Purchaser Transactions. Purchaser and Baker hereby agree that the following provisions shall be applicable during the Rights Period:

       (a) Upstream Trigger. Purchaser and Baker hereby agree that each of the following shall constitute an "Upstream Trigger": any sale, assignment, transfer, conveyance or other disposition through merger, consolidation, reorganization or otherwise (other than pursuant to a pledge to an unrelated third party financial institution) by Baker of any of the Common Stock (herein defined) of Purchaser held by it if, after giving effect to such transaction, Baker ceases to own, directly or indirectly, at least seventy percent (70%) of the sum of (a) number of shares of Common Stock owned by Baker on the date hereof, plus (b) the number of shares of Common Stock issued to Baker (directly or indirectly after the date hereof) (in each case as adjusted to give effect to any stock dividends, stock splits and any contribution of outstanding Common
Stock into a smaller number of shares) (the "Base Number").   For purposes of
this Agreement, Common Stock of Purchaser shall mean its Common Stock, par value $.01 per share, and any and all options, warrants, subscription rights and other rights to purchase shares of such common stock as if exercised and all securities convertible to such common stock as if converted.

       (b) Trigger Notice. Baker hereby agrees to give the Moores not less than twenty (20) days prior written notice of the proposed closing date (the "Closing Date") of any transaction which would constitute an Upstream Trigger (a "Trigger Notice") which Trigger Notice shall set forth in reasonable detail the terms of the proposed transaction and shall include a certificate from a duly authorized officer of the general partner of Baker stating that the description of the proposed transaction contained therein is accurate and complete in all material respects and that such transaction is a bona fide transaction. Upon receipt of each Trigger Notice, each Moore shall have ten
(10) days in which to advise Baker in writing that it wishes to participate in the Upstream Trigger transaction as proved herein ( a "Participation Notice"). If a Moore does not deliver to Baker a Participation Notice within such time period he shall be deemed to have elected not to participate in such transaction, but shall not have waived his right to participate in any future transaction.





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       (c)    Required Purchase.  To the extent Baker receives from any Moore a
Participation Notice, Baker shall be required to purchase from such Moore that number of Shares held by such Moore determined in accordance with the following formula:

                                   A=(B-C)xD

For purposes of this Formula:

              A=     the number of Shares to be purchased from the Moore which
       delivered the Exercise Notice.

              B=     100 in the case of the first Upstream Trigger to occur
       after the date of this Agreement. For each Upstream Trigger thereafter, "B" shall equal the percentage of the Base Number of the shares of Common Stock held, directly or indirectly, by Baker immediately prior to such Upstream Trigger.

              C=     The percentage of the Base number of Shares of Common
       Stock which will be held, directly or indirectly, by Baker immediately after such Upstream Trigger.

              D=     The number of Shares held by such Moore on the date hereof plus the number of Shares acquired by such Moore after the date hereof, in each case adjusted to give effect to any stock dividends, stock splits and contributions of outstanding Shares into a smaller number of Shares.

Each purchase of shares of Common Stock shall be (a) for cash payable at closing, (b) completed simultaneously with or prior to the consummation of the transaction constituting the Upward Trigger, and (c) for a purchase price (i) which is mutual acceptable to Baker and the exercising Moore, or (ii) in the event Baker and the exercising Moore are unable to agree on such purchase price within ten (10) days following delivery of the Participation Notice, such purchase price shall be the fair market value of the Shares to be purchased determined pursuant to the Appraisal set forth in this Agreement. The Closing Date shall be extended until the fair market value has been finally determined pursuant to the Appraisal Procedure.

       (d)    Definitions.   As used in this Section 5.1 "Baker" shall be
deemed to include any Related Person with respect to Baker.

As used in this Section 5.1, "Appraisal Procedure" shall mean the following procedure for determining fair market value of Shares: (a) upon the occurrence of any Appraisal Event, Baker and the exercising Moore shall attempt to agree on a mutually acceptable Qualified Appraiser to value the Shares, and if such parties agree on a Qualified Appraiser with ten (10) days following delivery of a Participation Notice such Qualified Appraiser shall, on or before twenty (20) days following delivery of a Participation Notice, determine the Appraised Value of the Shares, and such determination shall be binding upon Baker and the exercising Moore: (b) in the event Baker and the exercising Moore are unable to agree on a mutually acceptable Qualified Appraiser within ten (10) day period, Baker and the exercising Moore shall each appoint a Qualified Appraiser to value the Shares. Within a twenty (20) days following the date they are appointed, the Qualified Appraisers





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appointed by Baker and the exercising Moore shall determine the Appraised Value of the Shares.  In the event the Appraised Value determined by Baker's
Qualified Appraiser is more than 95% of the Appraised Value determined by the exercising Moore's Qualified Appraiser, the Appraised Value for purposes of this Agreement shall be the average of the values determined by such appraisers and such determination shall be binding upon Baker and the exercising Moore.
In the event the Appraised Value determined by Baker's Qualified Appraiser is equal to or less than 95% of the value determined by the exercising Moore's Qualified Appraiser, such appraisers shall in turn promptly appoint a third Qualified Appraiser who shall, twenty (20) days following the date it is appointed, determine the Appraised Value of the Shares. The value which is neither the lowest not the highest of the values determined by the three Qualified Appraisers shall be the Appraised Value of the Shares for purposes of this Agreement and shall be binding upon Baker and the exercising Moore. In the event either Baker or the exercising Moore fails to timely appoint a Qualified Appraiser, such failing party will be; deemed to have waived its rights to appoint a Qualified Appraiser, and the Qualified Appraiser appointed by the other party shall determine the Appraised Value for purposes of this Agreement which determination shall be binding upon Baker and the exercising Moore. The costs of each Qualified Appraiser referred to herein shall be paid by Baker.


                                  ARTICLE VI.
                               GENERAL PROVISIONS

6.1. Term. This Agreement shall come into force and effect as of the date set out on the first page of this Agreement and shall continue in force until the earliest of:

       (a) the date on which the Moores no longer hold any Shares of the Company;

       (b) the date of closing of a public offering or private placement of equity securities of the Company, the proceeds of which to the Company are not less than $20 million;

       (c) the date on which this Agreement is terminated by written agreement of all the Shareholders; and

       (d)    the date on which the Company ceases to exist.

6.2. Headings. The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

6.3. Gender and Number. In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

6.4. Invalidity of Provisions. Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

6.5. Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement. There are no warranties, representations or agreements between the parties in connection with such subject matter except as specifically set forth or referred to in this Agreement.

6.6. Waiver, Amendment. This Agreement may be amended only by an instrument in writing executed by each of the parties hereto. Except as expressly provided in this Agreement, no waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

6.7. Governing Law. This agreement and the obligations of the Shareholders, will be governed by and construed in accordance with the laws of the State of Texas, without regard to any conflicts-of-laws provision thereof that would otherwise require the application of the law of any other jurisdiction.

6.8. Termination Not to Affect Rights or Obligations. A termination of this Agreement shall not affect or prejudice any rights or obligations which have accrued or arisen under this Agreement prior to the time of termination and such rights and obligations shall survive the termination of this Agreement.

6.9. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by facsimile or other means of electronic communication or by delivery as hereafter provided. Any such notice or other communication, if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the business day following the sending, or if delivered by hand, shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address shall also be governed by this Section. Notices and other communications shall be addressed as follows:

       (a)    if Roy J. Moore:

              3508 Orchid Court
              Arlington, Texas  76016
              Phone:  (817) 561-0151

              with a copy to:

              Haynes & Boone, L.L.P.
              201 Main Street
              Fort Worth, Texas 76102
              Attn: William D. Ratliff, III

       (b)    if to Thomas F. "Fred" Moore:

              5820 Bay Club Drive
              Arlington, Texas 76013
              Phone:  (817) 457-1579

              with a copy to:

              Haynes & Boone, L.L.P.
              201 Main Street
              Fort Worth, Texas 76102
              Attn: William D. Ratliff, III

       (c)    if to Carl R Moore:

              4104 Flower Garden
              Arlington, Texas  76016
              Phone:  (817) 483-6061

              with a copy to:

              Haynes & Boone, L.L.P.
              201 Main Street
              Fort Worth, Texas 76102
              Attn: William D. Ratliff, III

       (d)    if to FWT, Inc.:

              1901 East Loop 820 South
              Fort Worth, Texas  761127899
              Phone:  (817) 457-3060
              Fax:  (817) 446-7095
              Attn: Roy J. Moore and Edward W. Scott

              with a copy to:

              Akin, Gump, Strauss, Hauer & Feld, L.L.P.
              1700 Pacific Avenue
              Suite 4100
              Dallas, Texas 75201
              Attn: Gary M. Lawrence

       (e)    if to FWT Acquisition, Inc.:

              575 Madison Avenue
              10th Floor
              New York, NY  10022
              Attn:  Edward W. Scott
              Phone:  (212) 605-0577
              Fax:  (212) 486-6686

              with a copy to:

              Akin, Gump, Strauss, Hauer & Feld, L.L.P.
              1700 Pacific Avenue
              Suite 4100
              Dallas, Texas 75201
              Attn: Gary M. Lawrence

Any Shareholder may change the address to which such communications are to be directed to it by giving notice to the board of directors in the manner provided in this Section. All notices by telecopier shall be confirmed by the sender promptly after transmission in writing by mail or personal delivery.

6.10. Assignment. Except as otherwise expressly provided in this Agreement, this Agreement shall not be assignable by any of the parties hereto without the prior written consent of the other parties.

6.11. Further Assurances. Each of the Shareholders shall vote and act at all times as a Shareholder of the Company and in all other respects use reasonable efforts (other than through expenditure of money) to take all such steps, execute all such documents and do all such acts and things as may be reasonably within its power to implement to their full extent the provisions of this Agreement and to cause the Company to act in the manner contemplated by this Agreement.

6.12. Counterparts. This Agreement may be signed in counterparts and each of such counterparts shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument, and any person may execute and deliver this Agreement by an executed signature page transmitted by facsimile machine.

6.13. Inurement. Subject to the provisions hereof, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and legal personal representatives.

6.14. Schedules and Exhibits. Any schedules and exhibits referred to in this Agreement are hereby incorporated herein for all purposes.

       IN WITNESS WHEREOF the parties have executed this Agreement.



                                   ---------------------------------------------
                                   Roy J. Moore


                                   ---------------------------------------------
                                   Thomas F. "Fred" Moore


                                   ---------------------------------------------
                                   Carl R. Moore


                                   FWT, INC.


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------


                                   FWT ACQUISITION, INC.


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------


                                   For the limited purposes set forth herein and for no others,

                                   BAKER COMMUNICATIONS FUND I, L.P.


                                   By:
                                      ------------------------------------------
                                          General Partner

                                          By:
                                             -----------------------------------
                                          Its:
                                              ----------------------------------

                                  SCHEDULE 1.1


                                                  Number of
           Shareholder                          Shares Owned
           -----------                          ------------

       FWT ACQUISITION INC.                       108.9135

       ROY J. MOORE                                 9.0761

       THOMAS F. "FRED" MOORE                       9.0761

       CARL J. MOORE                                9.0761